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                                                                   EXHIBIT 10.02


                                    AMENDMENT

         AMENDMENT ("Amendment") dated and effective as of the 22nd day of February, 2001, to the Employment Agreement entered into by Sam Reed (the "Executive"), Keebler Foods Company ("Keebler"), and Kellogg Company ("Kellogg") dated as of October 26, 2000 (the "Agreement").

         WHEREAS, the parties desire to amend the Agreement;

         NOW, THEREFORE: the parties hereto, in consideration of the mutual covenants contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, agree as follows:

1. Clause (ii) of the third sentence of Section 5(c) of the Agreement shall be replaced with the following language, which clarifies the definition of "Competitor" by adding the words "(including but not limited to ready-to-eat cereal)":

           (ii) a "Competitor" means any grain-based convenience foods (including but not limited to ready-to-eat cereal) business of Campbell's, Danone, General Mills, Kraft, Nabisco, Nestle, Parmalat, PepsiCo, Quaker, or any of their respective affiliates and successors; and

2. The following text shall be added to your Agreement as a new Section 5(e), and the existing Section 5(e) shall become Section 5(f):

           Nondisparagement. The Executive shall not, and the Company and the Affiliated Companies shall not, in each case except as otherwise required by applicable law, make or cause to be made any statement to any person or entity that disparages, casts in a negative light, or otherwise impugns the other party and/or damages the reputation of the Company or any of the Affiliated Companies, agents, officers, directors, managers, or employees, or the Executive, as the case may be.

3. Exhibit B to the Agreement shall be replaced by the attached Exhibit B. The grant of Options described in the attached Exhibit B shall be subject to the terms and conditions of an option agreement in the form of the option agreement attached to this Amendment (and such Exhibit B shall be deemed to so provide).

         The Agreement shall remain in full force and effect, except to the extent expressly provided herein. This Amendment may be executed simultaneously or in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, each of Keebler and Kellogg has caused this Amendment to be executed in its name and on its behalf, all as of the day and year first written above.


                                              EXECUTIVE


                                              -----------------------------


                                              KEEBLER FOODS COMPANY


                                              By:
                                                 --------------------------
                                                   Name:
                                                   Title:


                                              KELLOGG COMPANY


                                              By:
                                                 --------------------------
                                                   Name:
                                                   Title:


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                                    EXHIBIT B
               OPTIONS TO BE GRANTED TO SAM REED (the "Executive")


Number of Options: 500,000 shares of common stock of Kellogg.

Per-share exercise price: The "Fair Market Value," as defined in the LTIP, of a share of common stock of Kellogg on the grant date.

Vesting schedule before termination of employment as follows: (1) 50% of the Options vest on January 1, 2002 if all of the following performance conditions are achieved for calendar year 2001: (a) Net Sales Value (NSV) growth of 3% over the preceding 12 month period, (b) EBITDA growth of 12% over the same period, and (c) effective integration and testing of Rice Krispie Treats, Snackums, Nutrigrain Bars and other Kellogg products, from warehouse to direct store delivery; and (2) an additional 25% of the Options vest on January 1, 2003 if both of the following performance conditions are achieved for calendar year 2002: (a) NSV growth of 5% (as measured against an NSV for 2001 that equals the annualized sales of Kellogg products under the control of the Company plus the total sales of Company products) and (b) EBITDA growth of 15% over the same period. If any of the performance conditions are not achieved for a given year, the Options available for vesting in that year will be made available for vesting in the subsequent year. All Options will vest on the first anniversary of the Effective Time regardless of the achievement of the performance conditions provided the Executive's employment has not previously terminated for any reason.

Effect of a termination of the Executive's employment:

    - Termination of employment by the Company without Cause or by the Executive for Good Reason: A percentage of the Executive's unvested Options vest, equal to the percentage determined by dividing (i) the number of calendar months ending during the period from the Effective Time to the Date of Termination, by (ii) the number of calendar months ending in the period between the Effective Time and the first anniversary thereof. Vested Options shall remain exercisable for one year from the Date of Termination.

    - Termination of employment by the Company for Cause or by the Executive without Good Reason: all Options (whether vested or not) are forfeited on the Date of Termination.

    - Termination of employment due to the Executive's Retirement (as defined in the Company pension plan in which the Executive is then participating, and also including voluntary termination at the end of the Employment Period): all unvested Options vest as of the Date of Termination, and all Options remain exercisable until the fifth anniversary of the date of Retirement.


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    -    Termination of employment due to the Executive's death: all unvested
         Options vest as of the Date of Termination, and all Options remain exercisable until the fifth anniversary of the date of death.

    - Termination of employment due to the Executive's disability (as defined in the Company long-term disability plan then covering the Executive): all unvested Options vest as of the Date of Termination, and all Options remain exercisable until the fifth anniversary of the date of disability.

    - Notwithstanding the foregoing, in no event will any Options remain exercisable beyond their original term.

Reloads: The Options will be granted with a reload feature that, as provided in the LTIP, will be available only to the extent the Options are exercised while the Executive is an active employee. Reloads are not available for any Options exercised after a termination of employment for any reason.